Exhibit 1.1

4,000,000 Shares of Common Stock

CURAGEN CORPORATION

UNDERWRITING AGREEMENT

August 9, 2005

BEAR, STEARNS & CO. INC.

383 Madison Avenue

New York, New York 10179

Ladies/Gentlemen:

CuraGen Corporation, a corporation organized and existing under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Bear, Stearns & Co. Inc. (the “Underwriter”) an aggregate of 4,000,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”). The Shares are more fully described in the Registration Statement and Prospectus referred to below.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-47600), and amendments thereto, and related preliminary prospectuses, for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares which registration statement, as so amended (including post effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriter. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated, or to the knowledge of the Company, threatened, by the Commission. The

Company, if required by the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”), proposes to file the Prospectus (as defined below) with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriter by the Company for use in connection with the offering and sale of the Shares contemplated herein (the “Offering”) which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act (as defined below) on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 under the Securities Act (“Rule 434”), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act was or is filed and at the Closing Date (as defined below), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any related Preliminary Prospectus in the light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the material included in the second, eighth, the second sentence of the ninth and the tenth paragraphs under the caption “Underwriting” in the Prospectus.

(c) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement and the Prospectus, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity or properties of the Company and the subsidiary of the Company listed on Exhibit A hereto (the “Subsidiary”), individually or taken as a whole; (ii) the long-term debt or capital stock of the Company or the Subsidiary; or (iii) the ability of the Company to consummate the Offering or any of the other transactions contemplated by this Agreement (any such change or development being a “Material Adverse Change”). Since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor the Subsidiary has incurred or undertaken any known liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiary, individually or taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.

(d) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” and, after giving effect to the Offering, will be as set forth in the column headed “As Adjusted” under the caption “Capitalization.” Except as disclosed in the Registration Statement and the Prospectus, and except as set forth in that certain Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of June 5, 2000, as amended and that certain Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of September 18, 2003, all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and are not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or the Subsidiary any Common Stock or other security of the Company or the Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”).

(e) The Shares have been duly authorized and, when delivered in accordance with this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, free of any preemptive or similar rights; will have been issued in compliance with all applicable state, federal and foreign securities laws, will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company or the Subsidiary upon issuance or sale of the Shares, and will not be subject to any restriction upon the voting or, except as disclosed in the Registration Statement and the Prospectus, transfer thereof pursuant to applicable law or the Company’s certificate of incorporation, bylaws or governing documents or any agreement to which the Company or the Subsidiary is a party or by which either of them may be bound.

(f) The Common Stock (including the Shares) conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in, and as of the date or dates disclosed in, the Registration Statement and the Prospectus and except for options to purchase 3,934,618 shares of common stock of the Subsidiary, neither the Company nor the Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. As of June 30, 2005, except (i) for (a) 12 million shares of series A preferred stock of the Subsidiary, (b) 8 million shares of series B preferred stock of the Subsidiary, (c) 6,404,854 shares of series C preferred stock of the Subsidiary, (d) 1,595,146 shares of series D preferred stock of the Subsidiary, (e) 98,184 shares of common stock of the Subsidiary and (f) outstanding options to purchase 3,934,618 shares of common stock of the Subsidiary, (ii) as disclosed in, and as of the date or dates disclosed in, the Registration Statement and the Prospectus and (iii) as set forth in that certain Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of June 5, 2000, as amended and that certain Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of September 18, 2003, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company or the Subsidiary.

(g) The Subsidiary is the only “significant subsidiary” of the Company within the meaning of Regulation S-X promulgated under the Securities Act. Except as set forth in that certain (i) Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of June 5, 2000, as amended, (ii) Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of September 18, 2003 and (iii) Amended and Restated Registration Rights Agreement among the Subsidiary and the investors named therein, dated as of September 18, 2003, all of the issued shares of capital stock of or other ownership interests in the Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and the shares of capital stock or other ownership interests in the Subsidiary held by the Company are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”).

(h) Each of the Company and the Subsidiary has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiary has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement and the Prospectus, and to own, lease and operate its respective properties. Each of the Company and the Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, or stockholders’ equity, properties of the Company and the Subsidiary taken as a whole; (ii) the long-term debt or capital stock of the Company or the Subsidiary; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement (any such effect being a “Material Adverse Effect”).

(i) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly authorized by the Company and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Underwriter of this Agreement), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws and court decisions now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (clauses (i) and (ii) together, the “Enforceability Exceptions”); and (iii) the fact that any rights to indemnity or contribution hereunder may be limited by federal or state securities laws and public policy considerations.

(j) The execution, delivery, and performance of this Agreement and consummation of the transactions contemplated by this Agreement do not and will not conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, violate or result in the creation or imposition of any Lien upon any property or assets of the Company or the Subsidiary pursuant to, (i) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant, instrument, franchise, license or permit to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or their respective properties, operations or assets may be bound; (ii) any provision of the certificate or articles of incorporation, bylaws, or other organizational documents of the Company or the Subsidiary, or (iii) any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign having jurisdiction over the Company, the Subsidiary or any of its or their properties; except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(k) Each of the Company and the Subsidiary has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectus, except for those Consents the absence of which could not reasonably be expected to result in a Material Adverse Effect, and each such Consent is valid and in full force and effect, and except as disclosed in the Registration Statement and the Prospectus neither the Company nor the Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or the Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. Each of the Company and the Subsidiary is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except as disclosed in the Registration Statement and the Prospectus or where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

(l) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required by the Company for the execution, delivery and performance of this Agreement or consummation of the Offering and the other transactions contemplated by this Agreement including the issuance, sale and delivery of the Shares to be issued, sold and delivered hereunder, except such as already have been obtained and except such Consents as may be required under the Securities Act, state securities or blue sky laws or by the laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) or NASD Regulation, Inc. The issuance by the Company of the Shares pursuant to the terms of this Agreement neither results nor will result in the Underwriter being deemed an Acquiring Person (as defined in the Stockholder Rights Agreement).

(m) Except as disclosed in the Registration Statement and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or the Subsidiary is a party or of which any property, operations or assets of the Company or the Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or the Subsidiary, could reasonably be expected to have a Material Adverse Effect and to the best of the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated, except as could not reasonably be expected to have a Material Adverse Effect.

(n) The financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects, as of the dates and for the periods specified, the financial position, cash flows and results of operations of the Company and its consolidated subsidiary for which financial statements are included in the

Registration Statement and the Prospectus; except as otherwise stated in the Registration Statement and the Prospectus; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). No other financial statements are required to be included in the Registration Statement. The other financial and statistical information included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information included therein and, if so required, has been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectus and is derived from the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company.

(o) Deloitte & Touche LLP, who have certified the financial statements of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement is an independent registered public accounting firm as required by the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”) and by the rules of the Public Company Accounting Oversight Board.

(p) The Company is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Common Stock are listed for quotation on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

(q) The Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act; each such document or report (including any financial statements) and any amendment thereto at the time it was filed, conformed in all material respects to the applicable requirements of the Exchange Act and the Securities Act; and none of such documents or reports on the date of its filing contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(r) There are no agreements, contracts, indentures, leases or other instruments (including, without limitation, any voting agreement), which are required to be filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations, which are not so filed as required.

(s) The Company and the Subsidiary maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares in violation of the Exchange Act.

(u) None of the Company or the Subsidiary or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Shares. Except as disclosed in the Registration Statement and the Prospectus, neither Company nor any of its affiliates has sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus.

(v) Except as described in the Registration Statement and the Prospectus, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with the Offering and sale of Shares contemplated hereby, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(w) Neither the Company nor the Subsidiary is now and, immediately after the sale of the Shares, as contemplated hereunder and application of the net proceeds of such sale as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

(y) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiary or affiliates that may affect the Underwriter’s compensation as determined by the NASD.

(z) Each of the Company and the Subsidiary owns or leases all such material properties as are necessary to the conduct of their respective businesses as presently operated and as proposed to be operated as described in the Registration Statement and the Prospectus. The Company and the Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property (excluding Intellectual Property, which is covered in subsection (aa) below) owned by them, in each case free and clear of all Liens except such as are described in the Registration Statement and the Prospectus or such as could not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiary. Neither the Company nor the Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property (excluding Intellectual Property, which is covered in subsection (aa) below) or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or the Subsidiary.

(aa) The Company (i) owns or possesses adequate rights to use Company patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of its business as being conducted and as described in the Registration Statement and the Prospectus relating to the Company’s CG53135, PXD101 and CR002 products and product candidates (the “Products”) or believes that any necessary third party patent licenses are available for license, (ii) to the Company’s knowledge, owns or possesses adequate rights to use third party patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Third Party Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and the Prospectus relating to the Company’s Products, and (iii) to the Company’s knowledge, has no reason to believe that the conduct of its business relating to the Company’s Products conflicts with, and has not received any notice of any claim of conflict with, any such right of others.

To the Company’s knowledge, none of the patents owned or licensed by the Company or the Subsidiary are invalid or unenforceable. To the Company’s knowledge, all technical information developed by and belonging to the Company or the Subsidiary which has not been patented has been kept confidential, except such information, the disclosure of which could not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there is no infringement by third parties of any Intellectual Property of the Company or the Subsidiary, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiary’s rights in or to any Intellectual Property or Third Party Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except for such facts which could not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and is unaware of any facts which would form a reasonable basis for any such claim, except for such facts which could not reasonably be expected to have a Material Adverse Effect or except in such cases where the Company believes that any necessary third party patent rights are available for license.

(bb) The Company has duly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities certain patent applications described in the Registration Statement and the Prospectus and owned by the Company. To the Company’s knowledge, the Company has complied with the PTO’s duty of candor and disclosure, and complied with such duty that any other applicable patent office may have, regarding prosecution of the patent applications and made no misrepresentation in the patent applications. Except as set forth in the Registration Statement and the Prospectus and except as could not reasonably be expected to have a Material Adverse Effect, the Company is not aware of any facts material to a determination of patentability regarding the patent applications not called to the attention of the PTO that would preclude the grant of a patent for the patent applications; and the Company has secured with appropriate legal instruments clear title to the patent applications.

(cc) The Company and the Subsidiary maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or the Subsidiary under any such policy or instrument as to which any insurance company has indicated that it intends to deny liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

(dd) The Company has in effect insurance, subject to customary minimums, maximums and exclusions, covering the Company and its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act, and applicable foreign securities laws.

(ee) Each of the Company and the Subsidiary has prepared, in a manner it reasonably believes to be accurate, and timely filed all federal, state, foreign and other tax returns that are required to be filed by it (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or the Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return) except for any such taxes, assessments or charges that would not have a Material Adverse Effect. No deficiency assessment with respect to a proposed material adjustment of the Company’s or the Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiary in respect of tax liabilities for any taxable period not finally determined are reasonably adequate to meet any assessments and related liabilities for any such period, the Company and the Subsidiary have not incurred any liability for taxes other than in the ordinary course of its business. There is no material tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or the Subsidiary.

(ff) No collective bargaining agreement covering any employee of the Company or the Subsidiary exists that is binding on either the Company or the Subsidiary, and to the Company’s knowledge no petition has been filed or proceeding instituted by an employee or group of employees of either the Company or the Subsidiary with the National Labor Relations Board seeking recognition of a bargaining representative. To the Company’s knowledge, no organizational effort currently is being made or threatened by or on behalf of any labor union to organize any employees of either the Company or the Subsidiary, and there currently is no labor strike or organized work stoppage in effect by the employees of either the Company or the Subsidiary.

(gg) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) for which the Company or the Subsidiary would have any liability; each employee benefit plan (as defined in Section 3(3) of ERISA) for which the Company or the Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan” (as defined in Section 3(2)); and each pension plan (as defined in Section 3(2) of ERISA) for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(hh) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or hazardous substances or wastes regulated under Environmental Laws (“Hazardous Substances”) by the Company or the Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is liable) upon any property now or previously owned or leased by the

Company or the Subsidiary, to the Company’s or Subsidiary’s knowledge, upon any other property, in violation of any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment (“Environmental Law”), except for any such violations that could not reasonably be expected to have a Material Adverse Effect. To the Company’s or Subsidiary’s knowledge, without independent investigation, there has been no disposal, discharge, emission or other release of any kind onto such property of any Hazardous Substances in violation of Environmental Laws, except for any such violation that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action. There is no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings pursuant to any Environmental Law against the Company or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect.

(ii) Neither the Company, the Subsidiary, nor to the Company’s knowledge, any of its officers, directors, employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

(jj) Neither the Company nor the Subsidiary (i) is in violation of its certificate of incorporation, bylaws, or other organizational documents or (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant, instrument, franchise, license or permit to which it is a party or by which it is bound or to which any of its property or assets is subject, except (in the case of clause (ii) above) defaults or Liens disclosed in the Registration Statement and the Prospectus or that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(kk) Except as described in the Registration Statement and the Prospectus, none of the Company or the Subsidiary is in default under any of the contracts described in the Registration Statement and the Prospectus, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(ll) Neither the Company nor the Subsidiary has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(mm) The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(nn) The certificates for the shares of Common Stock conform to the requirements of the Nasdaq National Market and the Delaware General Corporation Law.

(oo) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(pp) The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(qq) Since December 31, 2004, the Company has not informed its auditors or the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) of (i) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls over financial reporting; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(rr) Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding guarantees or other known contingent obligations of the Company or the Subsidiary that could reasonably be expected to have a Material Adverse Effect.

2. Purchase, Sale and Delivery of the Shares.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at a purchase price per share of $5.25, 4,000,000 Shares.

(b) Payment of the purchase price for, and delivery of certificates representing, the Shares shall be made at the office of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 (“Underwriters’ Counsel”), or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M., New York City time, on August 15, 2005 or such other time not later than five business days after such date as shall be agreed upon the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

(c) Payment of the purchase price for the Shares shall be made by wire transfer in same day funds to or as directed by the Company against delivery of certificates for the Shares to the Underwriter through the facilities of The Depository Trust Company for the account of the Underwriter. Certificates for the Shares shall be registered in such name or names and shall be in such denominations as the Underwriter may request at least two business days before the Closing Date. The Company will permit the Underwriter to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

(d) The Company acknowledges and agrees that (A) the terms of this Agreement and the Offering (including the price of the Shares) were negotiated at arms’ length between sophisticated parties represented by counsel; (B) no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created as a result of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (C) the Underwriter’s obligations to the Company in respect of the Offering are set forth in this Agreement in their entirety; and (D) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters.

3. Offering. The Underwriter proposes to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

(a) If Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriter of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434, and the Prospectus shall not be “materially different” (as such term is used in Rule 434) from the Prospectus included in the Registration Statement at the time it became effective.

The Company will notify the Underwriter immediately (and, if requested by the Underwriter, will confirm such notice in writing) (i) when any amendments to the Registration Statement in connection with the offering of the Shares become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement in connection with the offering of the Shares or the Prospectus or for any additional information, (iii) of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement in connection with the offering of the Shares in connection with the offering of the Shares or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement in connection with the offering of the Shares or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every reasonable effort to avoid the issuance of any such stop order, (vi) of the receipt of any comments from the Commission and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order in connection with the offering of the Shares as soon as possible. During such time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act in connection with the sales of Shares, except with respect to the filing of any document under the Exchange Act, the Company will not file any amendment to the Registration Statement in connection with the offering of the Shares or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement to which the Underwriter shall reasonably object in writing after being timely furnished in advance a copy thereof. During such time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act in connection with the sales of Shares, the Company will provide the Underwriter with (i) copies of all such amendments, filings and other documents (but not including any documents required to be filed under the Exchange Act which would be deemed to be incorporated by reference into the Registration Statement) a sufficient time prior to any filing or other publication thereof to permit the Underwriter a reasonable opportunity to review and comment thereon and (ii) copies of all documents required to be filed under the Exchange Act which would be deemed to be incorporated by reference into the Registration Statement a reasonable amount of time prior to any filing thereof by the Company with the Commission.

(b) The Company shall comply with the Securities Act and the Exchange Act to permit completion of the distribution of the Shares as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act in connection with the sales of Shares, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriter or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission, subject to Section 4(a) hereof, an appropriate amendment or supplement (in form and substance satisfactory to the Underwriter) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(c) The Company will promptly deliver to the Underwriter and Underwriter’s Counsel a conformed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to the Underwriter such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. As soon as practical on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriter with copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request.

(d) The Company will use reasonable efforts, in cooperation with the Underwriter, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Underwriter may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, execute a general consent to service of process or qualify as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e) The Company will make generally available to its security holders and to the Underwriter as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiary (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(f) During the period of 90 days from the date of the Prospectus, without the prior written consent of the Underwriter the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow, assign or otherwise dispose of any Relevant Security, or make any announcement of any of the foregoing, (ii) will not, directly or indirectly, establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; and the Company will obtain an undertaking in substantially the form of Annex I hereto of each of its officers and directors and its stockholders listed on Schedule I attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than the sale of Shares as contemplated by this Agreement and the Company’s issuance of Common Stock upon (i) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof;

(ii) the exercise of currently outstanding options; (iii) the exercise of currently outstanding warrants; and (iv) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof, each as described in the Registration Statement and the Prospectus. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans or Form S-4 relating to corporate reorganizations or other transactions under Rule 145.

(g) During the period of three years from the effective date of this Agreement, the Company will furnish to the Underwriter to the extent not otherwise available on EDGAR, copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to the Underwriter, to the extent not otherwise available on EDGAR, (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

(h) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Prospectus.

(i) The Company will use reasonable efforts to list the Shares for quotation on the NASDAQ and maintain the listing of the Shares on the NASDAQ.

(j) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

(k) The Company will do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and will satisfy all conditions precedent to the delivery of the Shares.

(l) The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

5. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the

Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement, any blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities or blue sky laws as provided in Section 4(e) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any blue sky survey; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, securing any required review by the NASD of the terms of the Offering; (vi) all fees and expenses in connection with listing the Shares on the NASDAQ; (vii) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; and (viii) any stock transfer taxes incurred in connection with this Agreement or the Offering. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that except as provided in this Section, and Sections 7, 8 and 10 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel and stock transfer taxes on resale of any of the Shares by the Underwriter. Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated pursuant to Section 6 or 10(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all out-of pocket expenses of the Underwriter (including but not limited to fees and disbursements of counsel to the Underwriter) incurred in connection herewith.

6. Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriter’s Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

(a) If the Company shall have elected to rely upon Rule 430A or Rule 434 under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

(b) At the Closing Date you shall have received an opinion in form and substance reasonably satisfactory to the Underwriter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, dated the Closing Date and covering the matters set forth on Annex II.

At the Closing Date you shall have received an opinion in form and substance reasonably satisfactory to the Underwriter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., intellectual property counsel to the Company, dated the Closing Date and covering the matters set forth on Annex III hereto.

(c) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriter and to Underwriter’s Counsel, and the Underwriter shall have received from Underwriter’s Counsel a favorable written opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriter may require, and the Company shall have furnished to Underwriter’s Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company (in their capacities as such), dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in this Agreement are true and correct, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed, satisfied or complied with hereunder on or prior thereto have been duly performed, satisfied or complied with in all material respects, (iv) the Company and the Subsidiary have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued, and no proceedings therefor have been initiated or threatened, by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus pursuant to the Rules and Regulations that have not been included as required and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting (x) the business, condition (financial or other), properties, results of operations or stockholders’ equity, of the Company and the Subsidiary; (y) the long-term debt or capital stock of the Company or its Subsidiary; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus.

(e) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from Deloitte and Touche, LLP, the independent registered public accounting firm for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter and Underwriter’s Counsel.

(f) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or the Subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiary, individually or taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident or other calamity at any of the properties owned or leased by the Company or its Subsidiary, the effect of which, in any such case described above, is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(g) No downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(h) The Underwriter shall have received a duly executed lock-up agreement from each person who is a director or officer of the Company and each shareholder listed on Schedule I hereto, in each case substantially in the form attached hereto as Annex I.

(i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(j) The Company shall have furnished the Underwriter and Underwriter’s Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriter’s Counsel pursuant to this Section 6 shall not be satisfactory in form and substance to the Underwriter and to Underwriter’s Counsel, all obligations of the Underwriter hereunder may be cancelled by the Underwriter at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

7. Indemnification.

(a) The Company shall indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the

Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Shares, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), or (ii) the omission or alleged omission to state in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of the Prospectus, in light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or in the Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. The parties agree that such information provided by the Underwriter consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b) The Underwriter shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of the Prospectus, in light of the circumstances under which they were made, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by the Underwriter hereunder. The parties agree that such information provided by the Underwriter consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including but not limited to other liability under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.

9. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriter and the Company contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof or by or on behalf of the Company, any of the officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriter. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 9 and 10 through 17 hereof shall survive any termination of this Agreement, including termination pursuant to Section 10 hereof.

10. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 10 and of Sections 1, 5, 7, 8, 9 and 11 through 17, inclusive, shall remain in full force and effect at all times after the execution hereof.

(b) The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date if (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on The NASDAQ National Market (the “NASDAQ”) shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or the NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 10 shall be in writing.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriter in connection herewith.

11. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and shall be mailed, delivered, or faxed and confirmed in writing, to the Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Stephen Parish, Senior Managing Director, Equity Capital Market, with a copy to Underwriter’s Counsel at Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: James R. Tanenbaum, Esq., facsimile number: (212) 468-7900. If sent to the Company, shall be delivered, mailed, couriered or faxed and confirmed in writing, to CuraGen Corporation, 555 Long Wharf Drive, 11th Floor, New Haven Connecticut, 06511, Attention: David M. Wurzer, facsimile number: (203) 401-3333, and with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston Massachusetts 02111, Attention: Michael Fantozzi, Esq., facsimile number: (617) 542-2241.

12. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from the Underwriter.

13. Governing Law and Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

15. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

16. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, representations, warranties, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

[signature page follows]

If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriter.

Very truly yours,

CURAGEN CORPORATION

By:	/s/ David M. Wurzer
Name:	David M. Wurzer
Title:	Executive Vice President and
Chief Financial Officer

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.

By:	/s/ Stephen M. Parish
Name:	Stephen M. Parish
Title:	Senior Managing Director

SCHEDULE I

Jonathan M. Rothberg

David R. Ebsworth

Vincent T. DeVita, Jr.

John H. Forsgren

Robert E. Patricelli

Patrick J. Zenner

David M. Wurzer

Christopher K. McLeod

Timothy M. Shannon

Elizabeth A. Whayland

Frank Armstrong

Michael Astrue

EXHIBIT A

Subsidiaries

454 Life Sciences Corporation, a Delaware Corporation

ANNEX I

August     , 2005

Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Attention: Equity Capital Markets

CuraGen Corporation Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed offering (the “Offering”) by CuraGen Corporation, a Delaware corporation (the “Company”), of its common stock, $.01 par value (the “Common Stock”).

In order to induce you to purchase from the Company up to 4,000,000 shares of Common Stock as contemplated by a prospectus supplement relating to the Common Stock (the “Prospectus Supplement”), the undersigned hereby agrees that, without the prior written consent of Bear, Stearns & Co. Inc. (“Bear Stearns”), during the period from the date hereof until ninety (90) days from the date of the Prospectus Supplement (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, assign, or otherwise dispose of any Relevant Security (as defined below), and (b) will not, directly or indirectly, establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder) with respect to any Relevant Security, or otherwise enter into any swap, derivative, or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration.

The first paragraph of this Agreement shall not apply to the following: (1) the transfer of shares of a Relevant Security by the undersigned as a gift or gifts; (2) the transfer of shares of a Relevant Security upon the death of the undersigned (if the undersigned is a natural person) pursuant to estate planning vehicles or the laws of intestacy; (3) the transfer of shares of a Relevant Security to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (4) if the undersigned is a partnership, limited liability company or corporation, the distribution to partners, members or shareholders of the undersigned or to the estate of any deceased partner or member of the undersigned; (5) the transfer of shares of a Relevant Security by the undersigned to its affiliates, as such term is defined in Rule 405 under the Securities Act of 1933, as amended; (6) the transfer of shares of a Relevant Security upon the enforcement of any pledges thereon outstanding as of the date hereof provided no filing by any party under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on Form 5 made after the expiration of the Lock-Up Period); (7) the transfer of shares of a Relevant Security to the Company as payment for the exercise price of stock options pursuant to “net exercise” provisions of the Company’s stock option plans; (8) the exercise of stock options granted pursuant to the Company’s or its subsidiaries’ stock option plans; and (9) the purchase or sale of shares pursuant to a contract, instruction or plan that, as of the date hereof and as of the date of such sale, satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act (a “10b5-1 Plan”), where such plan was in effect prior to commencement of the Lock-Up Period. Notwithstanding the foregoing, the undersigned may transfer Relevant Securities pursuant to (1) through (7) above, without the written consent of Bear Stearns, provided, that each resulting transferee of Relevant Securities executes and delivers to Bear Stearns an agreement satisfactory to Bear Stearns certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto. Nothing herein shall prevent the undersigned from entering into one or more 10b5-1 Plan(s) or amending one or more existing 10b5-1 Plan(s) so long as there are no sales of Common Stock under such plans during the Lock-Up Period. As used herein, the term “Relevant Security” means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, the Common Stock or any other such equity security.

Further notwithstanding the foregoing, if (a) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the 90-day expiration period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to make any transfer of shares if such transfer would constitute a violation or breach of this Agreement, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Bear Stearns, during the Lock-Up Period the undersigned (x) will not file or seek to file with the Securities and Exchange Commission any registration statement, or circulate any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

This Agreement shall terminate automatically (1) if the underwriting agreement relating to the Offering has not been executed and the Company has informed Bear Stearns in writing that it is terminating the Offering or (2) if such underwriting agreement has been executed and has been terminated prior to the purchase of the Common Stock.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this Agreement by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:
Print Name:

ANNEX II

Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

1. Each of the Company and the Subsidiary has been duly incorporated in the State of Delaware, and each of the Company and the Subsidiary validly exists as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its businesses as described in the Registration Statement and the Prospectus. Each of the Company and the Subsidiary is duly qualified and in good standing as a foreign corporation in the specified jurisdictions set forth on Schedule A annexed to this opinion letter.

2. The Company has the authorized capitalization as set forth in the Registration Statement and the Prospectus, and all of the authorized shares of capital stock of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement in the section entitled “Description of Capital Stock”. All shares of Common Stock outstanding on the Closing Date have been duly and validly authorized and issued, are fully paid and non-assessable. To such counsel’s knowledge, except as disclosed and as of the date or dates disclosed in the Registration Statement and the Prospectus, there are (i) no outstanding securities of the Company convertible into or evidencing the right to subscribe for any shares of capital stock of the Company, (ii) no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other instruments or agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of such stock and (iii) no agreements or arrangements with respect to the voting, sale or transfer of any shares of capital stock of the Company to which the Company is a party, and, to such counsel’s knowledge, subsequent to the date or dates disclosed in the Registration Statement and the Prospectus, no other securities described in clauses (i) and (ii) were issued or granted, other than options which were granted or exercised under, or shares of Common Stock which were issued or sold pursuant to, the Company’s employee and director stock option plans, each plan as described in the Registration Statement and the Prospectus.

3. All of the outstanding shares of capital stock or other equity securities of each Subsidiary held by the Company, to such counsel’s knowledge, are held free and clear of all Liens, other than the Liens under the Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of June 5, 2000, as amended, that certain Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of September 18, 2003 and the Amended and Restated Registration Rights Agreement among the Subsidiary and the investors named therein, dated as of September 18, 2003, and limitations on voting rights and are duly authorized, validly issued, fully paid and non-assessable.

4. The Company has the requisite corporate power and authority to execute and deliver the Underwriting Agreement, to perform its obligations thereunder, to issue and sell and deliver the Shares to the Underwriter.

5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and (assuming that the Underwriting Agreement is the valid and

1

legally binding obligation of the Underwriter) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws and court decisions now or hereafter in effect relating to or affecting creditors’ rights generally; and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (clauses (i) and (ii) together, the “Enforceability Exceptions”); and (iii) the fact that any rights to indemnity or contribution thereunder may be limited by federal or state securities laws and public policy considerations.

6. The Shares to be delivered on the Closing Date have been duly authorized and, when delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and such issuance of the Shares will not be subject to any preemptive rights under (i) the Company’s Certificate of Incorporation or By-laws, (ii) Delaware General Corporation Law or (iii) to such counsel’s knowledge, under the express terms or provisions of any material agreement or other instrument to which the Company is a party.

7. The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder do not and will not (A) conflict with or result in a breach of any of the express terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument filed as an exhibit to the 2004 10-K or 2005 10-Qs, or any franchise, license or permit known to such counsel to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or their respective properties or assets are otherwise bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or the Subsidiary or, to such counsel’s knowledge, any judgment, decree, order, statute, rule or regulation of any court or any judicial, regulatory or other legal or governmental agency or body.

8. No consent, approval, authorization or qualification of or with any federal, Connecticut, New York or Delaware State court, governmental agency or body is required for the execution and delivery by the Company of the Underwriting Agreement or the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except such as may be required (i) under applicable state securities or “blue sky” laws in connection with the purchase and sale of the Shares by the Underwriting (as to which counsel need express no opinion, (iii) such as have been made or obtained under the Securities Act and (iii) such as are required in the NASD.

9. To such counsel’s knowledge, except as set forth in the Registration Statement and Prospectus, there are no judicial, regulatory or other legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or the Subsidiaries is the subject that are required to be described in the Registration Statement and Prospectus and are not so described and, to such counsel’s knowledge, no such proceedings are threatened by governmental authorities or others.

10. The Company is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and Prospectus, will not be required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2

11. Each document incorporated by reference in the Registration Statement and Prospectus (except for the financial statements and related schedules included therein as to which such counsel need express no opinion) complied, when filed with the Commission, as to form, in all material respects with the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

12. The Common Stock currently outstanding is quoted, and the Shares are duly authorized for quotation, on the NASDAQ.

13. The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations. The documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations.

14. The statements in the Registration Statement and in the Prospectus under the caption “Description of Capital Stock”, insofar as such statements purport to summarize the provisions of the Common Stock, fairly summarize such provisions.

15. The Registration Statement is effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) and Rule 430A under the Securities Act have been made.

16. To the best knowledge of such counsel, no contract or agreement is required to be filed as an exhibit to the Registration Statement that is not so filed.

In addition, such opinion shall also contain a statement that in the course of the preparation of the Registration Statement (excluding the documents incorporated by reference therein) and the Prospectus (excluding the documents incorporated by reference therein), such counsel participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company, and with the Underwriter and its counsel during which the contents of the Registration Statement, the Prospectus, portions of certain of the documents incorporated by reference therein and related matters were discussed, and such counsel reviewed certain corporate records and documents furnished to it by the Company. Although such counsel have not verified and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as set forth in

3

opinion (14) hereto), on the basis of the foregoing, no facts have come to such counsel’s attention which have caused such counsel to believe that the Registration Statement (except the financial statements and schedules and other financial data included therein, as to which such counsel need express no view) at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains, as of the date thereof or hereof (except the financial statements and schedules and other financial data included therein, as to which such counsel need express no view), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4

ANNEX III

Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo PC

1. We have disclosed or intend to disclose to the United States Patent and Trademark Office any references known by us to be material to the patentability of the claimed inventions of the United States patent applications of the Company being prosecuted by us listed on Schedule A in accordance with 37 C.F.R. § 1.56.

2. To our knowledge, the Company is the sole assignee of each of the United States patent applications of the Company being prosecuted by us listed on Schedule A as pending for which a serial number has been issued; or to our knowledge all inventors on such patent applications are under an obligation to assign all of their rights in such applications to the Company, except for the cases listed on Schedule B.

3. To our knowledge, the Company has not received any notice of infringement with respect to any patent, trademark or copyright or any notice of misappropriation of trade secrets in relation to the Company’s currently contemplated velafermin and CR002 products and product candidates (the “Covered Products”).

4. Based on our knowledge of the Company’s currently contemplated velafermin product as described to us by the Company, the Company is not currently violating any patent right of a third party which we are aware of, and we are not currently aware of any third party patent rights that claim velafermin that would be violated upon commercialization of velafermin. Based on our current knowledge of the CR002 product as described to us by the Company, the Company is not currently violating any patent right of a third party which we are aware of for which a license is unavailable, and this firm has no reason to believe that a license to certain third party patents and patent applications that purport to claim antibodies to PGDF-D and uses thereof is unavailable.

5. We are not aware of any pending or threatened legal or governmental proceedings relating to patent rights, copyrights trademark rights, trade secrets, or other proprietary rights of the Company (other than the patent prosecution or trademark proceedings themselves).

6. To the best of our knowledge, the statements in the Registration Statement and Prospectus relating to the Covered Products, insofar as such matters constitute matters of law or legal conclusions, are accurate and correct in all material respects and fairly present such matters.

7. With respect to United States patent, trademark, copyright and trade secret matters, nothing has come to our attention which would lead us to believe that the statements relating to the Covered Products in the Registration Statement and Prospectus, as of the date of the Prospectus Supplement and at any Closing Date, contain any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.